                                                                     EXHIBIT 8.1

                        [MAYER, BROWN & PLATT LETTERHEAD]


                                 August 29, 2001


Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102-8260

Ladies & Gentlemen:

         In connection with the Registration Statement on Form S-4 relating to the merger (the "Merger") of Mitchell Energy & Development Corp. (the "Company"), a Texas corporation, with and into Devon NewCo Corporation ("Merger Sub"), a Delaware corporation and the wholly-owned subsidiary of Devon Energy Corporation ("Parent"), a Delaware corporation, you have requested our opinion regarding the description of material tax consequences related to the Merger as described in the Joint Proxy Statement/Prospectus of Parent and the Company dated August 30, 2001 (the "Joint Proxy Statement/Prospectus").

         In formulating our opinion, we have examined the Agreement and Plan of Merger among Parent, Merger Sub and the Company, dated as of August 13, 2001 (the "Merger Agreement"), and the Joint Proxy Statement/Prospectus. In addition, we have examined such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement (including, without limitation, the exhibits thereto) and the Joint Proxy Statement/Prospectus, (ii) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Joint Proxy Statement/Prospectus, and (iii) currently applicable provisions of the federal income tax laws, including the .Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

         Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the caption "Certain Federal Income Tax Considerations" in the Joint Proxy Statement/Prospectus as our opinion of the material tax consequences of the Merger, to the extent such statements constitute legal conclusions. We know that we are referred to in the Registration Statement,

Devon Energy Corporation
Page 2


and we hereby consent to the use of our name therein and to the filing of this opinion as part of the Registration Statement, without admitting we are "experts" within the meaning of the Securities and Exchange Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

                                        Very truly yours,

                                        /s/ MAYER, BROWN & PLATT

                                        Mayer, Brown & Platt